SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.


                                 March 15, 2000
                Date of Report (Date of Earliest event reported):

                            U.S. WIRELESS CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                   0-24742                   13-3704059
         --------                   -------                   ----------
         State of                   Commission File           IRS Employer
         Incorporation              Number.                   Identification No.

             2303 Camino Ramon, Suite 200 San Ramon California 94583
            --------------------------------------------------------
                     Address of principal executive offices


        Registrant's telephone number, including area code (925) 327-6200
                                 --------------



                                       N/A
          (Former name or former address, if changed since last report)

ITEM 4.  Changes in Registrant's Certifying Accountant.

On March 2, 2000, the board of directors of the Registrant authorized the Registrant's executive officers to engage the independent auditing firm of BDO Seidman, LLP as its auditors to audit its financial statements for the year ended March 31, 2000 and dismiss the firm of Haskell & White LLP upon acceptance by BDO Seidman LLP.

The Registrant did not request that Haskell & White LLP stand for re-election and the firm was dismissed as of March 14, 2000. The Registrant's decision to change auditors was due to the expansion of its business operations and the board of directors determination that the Registrant required an auditing firm that has operations nationally and internationally.

Haskell & White LLP had audited the Registrant's financial statements for the years ended March 31, 1996, 1997, 1998 and 1999. Their reports on such financial statements did not contain an adverse opinion or disclaimer of opinion, nor were the reports subsequently modified as to uncertainty, audit scope or accounting principles.

The change in auditors was not due to any discrepancies or disagreements between the Registrant and Haskell & White LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

As required by Item 304(a)(3) of Regulation S-B promulgated under the Securities Act of 1933, as amended, Haskell & White LLP has furnished to the Registrant a letter addresses to the Securities and Exchange Commission stating that such firm agrees with the statements made by the Registrant herein. A copy of such letter is attached to this form as Exhibit 16.01.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 14th day of March, 2000.

                                U.S. WIRELESS CORPORATION


                        By:     \s\ Dr. Oliver Hilsenrath
                                Dr. Oliver Hilsenrath
                                Chief Executive Officer